Exhibit 3.4

AMENDED AND RESTATED

BYLAWS OF

CASPER SLEEP INC.
(a Delaware corporation)

Adopted                        , 2020

ARTICLE V — OFFICERS		14

5.1	Officers	14
5.2	Appointment of Officers	14
5.3	Subordinate Officers	14
5.4	Removal and Resignation of Officers	14
5.5	Vacancies in Offices	14
5.6	Chief Executive Officer	14
5.7	President	15
5.8	Secretary	15
5.9	Chief Financial Officer	15
5.10	Representation of Shares of Other Entities	15
5.11	Authority and Duties of Officers	16
5.12	Compensation	16

ARTICLE VI — INDEMNIFICATION		16

6.1	Indemnification of Directors and Officers in Third Party Proceedings	16
6.2	Indemnification of Directors and Officers in Actions by or in the Right of the Company	16
6.3	Successful Defense	17
6.4	Indemnification of Others	17
6.5	Advanced Payment of Expenses	17
6.6	Limitation on Indemnification	17
6.7	Determination; Claim	18
6.8	Non-Exclusivity of Rights	18
6.9	Insurance	18
6.10	Severability	19
6.11	Survival	19
6.12	Effect of Repeal or Modification	19
6.13	Certain Definitions	19

ARTICLE VII — STOCK		20

7.1	Stock Certificates; Partly Paid Shares	20
7.2	Special Designation on Certificates	20
7.3	Lost Certificates	21
7.4	Dividends	21
7.5	Stock Transfer Agreements	21
7.6	Registered Stockholders	21
7.7	Transfers	21

ARTICLE VIII — MANNER OF GIVING NOTICE AND WAIVER		22

8.1	Notice of Stockholder Meetings	22
8.2	Notice by Electronic Transmission	22
8.3	Notice to Stockholders Sharing an Address	23

8.4	Notice to Person with Whom Communication is Unlawful	23
8.5	Waiver of Notice	23

ARTICLE IX — GENERAL MATTERS		24

9.1	Execution of Corporate Instruments	24
9.2	Fiscal Year	24
9.3	Seal	24
9.4	Construction; Definitions	24

ARTICLE X — AMENDMENTS		24

AMENDED AND RESTATED BYLAWS
OF
CASPER SLEEP INC.
(A DELAWARE CORPORATION)

ARTICLE I — OFFICES

1.1                               Registered Office. The registered office of Casper Sleep Inc. (the “Company”) in the State of Delaware shall be as set forth in the Company’s Certificate of Incorporation (as amended and/or restated, the “Certificate of Incorporation”).

1.2                               Other Offices. The Company shall also have and maintain an office or principal place of business at such place as may be fixed by the Company’s board of directors (the “Board”), and may also have offices at such other places, both within and without the State of Delaware as the Board may from time to time determine or the business of the Company may require.

ARTICLE II — MEETINGS OF STOCKHOLDERS

2.1                               Place of Meetings. Meetings of stockholders of the Company shall be held at any place, within or outside the State of Delaware, as may be determined from time to time by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Company’s principal executive office.

2.2                               Annual Meeting.

(a)                                 The annual meeting of stockholders of the Company, for the purpose of election of directors and for such other business as may properly come before it, shall be held on such date and at such time as may be designated from time to time by resolution of the Board. Any other proper business may be transacted at the annual meeting. Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders of the Company may be made at an annual meeting of stockholders: (i) pursuant to the Company’s notice of meeting of stockholders (with respect to business other than nominations); (ii) brought specifically by or at the direction of the Board or a duly authorized committee thereof; or (iii) by any stockholder of the Company who was a stockholder of record at the time of giving the stockholder’s notice provided for in Section 2.2(b) below, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.2. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the Company’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”)) before an annual meeting of stockholders.

(b)                                 At an annual meeting of the stockholders of the Company, only such business (other than the nominations of persons for election to the Board) shall be conducted as is a proper matter for stockholder action under the DGCL and only such nominations or other business shall be conducted as shall have been properly brought before the meeting in accordance with the procedures below.

(i)                                     For nominations for the election to the Board to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 2.2(a) of these bylaws of the Company (these “Bylaws”), the stockholder must deliver written notice to the Secretary at the principal executive offices of the Company on a timely basis as set forth in Section 2.2(b)(iii) and must update and supplement such written notice on a timely basis as set forth in Section 2.2(c). Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee; (2) the principal occupation or employment of such nominee; (3) the class or series and number of shares of capital stock of the Company that are owned of record and beneficially by such nominee; (4) the date or dates on which such shares were acquired and the investment intent of such acquisition; and (5) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named as a nominee in any applicable proxy statement and to serving as a director if elected); and (B) the information required by Section 2.2(b)(iv). The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(ii)                                  Other than proposals sought to be included in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, for business other than nominations for the election to the Board to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 2.2(a) of these Bylaws, the stockholder must deliver written notice to the Secretary at the principal executive offices of the Company on a timely basis as set forth in Section 2.2(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Section 2.2(c). Such stockholder’s notice shall set forth: (A) as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Company, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the Company’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) the information required by Section 2.2(b)(iv).

(iii)                               To be timely, the written notice required by Section 2.2(b)(i) or Section 2.2(b)(ii) must be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting which anniversary date shall for the purposes of the Company’s first annual meeting of stockholders after its shares of

Common Stock are first publicly traded be deemed to be June 4, 2020; provided, however, that, subject to the last sentence of this Section 2.2(b)(iii), if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(iv)                              The written notice required by Section 2.2(b)(i) or Section 2.2(b)(ii) shall also set forth, as of the date of the notice and as to each stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each stockholder giving the notice, as each appears on the Company’s books, and the name and address of each beneficial owner, if any, on whose behalf the nomination or proposal is made; (B) the class, series and number of shares of the capital stock of the Company that are owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the Company entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 2.2(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 2.2(b)(ii)); (E) a representation as to whether the Proponents intend or are part of a group that intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees (with respect to a notice under Section 2.2(b)(i)) or to carry such proposal (with respect to a notice under Section 2.2(b)(ii)) or otherwise solicit proxies or votes from stockholders in support of such nomination or proposal; (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous 12-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions and (H) any other information relating to such Proponents required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and for the election of directors in an election contest pursuant to and in accordance with the Exchange Act, as applicable.

(c)                                  A stockholder providing written notice required by Section 2.2(b)(i) or Section 2.2(b)(ii) shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five business days prior to the meeting and, in the event of any adjournment or postponement thereof, five business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 2.2(c), such update and supplement shall be received by the Secretary at the principal executive offices of the Company not later than five business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 2.2(c), such update and supplement shall be received by the Secretary at the principal executive offices of the Company not later than two business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two business days prior to such adjourned or postponed meeting.

(d)                                 Notwithstanding anything in Section 2.2(b)(iii) to the contrary, in the event that the number of directors in an Expiring Class (as defined below) is increased and there is no public announcement of the appointment of a director to such class, or, if no appointment was made, of the vacancy in such class, by the Company at least ten days before the last day a stockholder may deliver a notice of nomination in accordance with Section 2.2(b)(iii), a stockholder’s notice required by this Section 2.2 and that complies with the requirements in Section 2.2(b)(i) and Section 2.2(b)(iv), shall also be considered timely, but only with respect to nominees for any new positions in such Expiring Class created by such increase, if it shall be received by the Secretary at the principal executive offices of the Company not later than the close of business on the fifth day following the day on which such public announcement is first made by the Company. The stockholder shall also update and supplement such information as required under Section 2.2(c). For purposes of this section, an “Expiring Class” shall mean a class of directors whose term shall expire at the next annual meeting of stockholders.

(e)                                  Except as otherwise provided in the Exchange Act or in the Certificate of Incorporation, a person shall not be eligible for election or re-election as a director unless the person is nominated either in accordance with clause (ii) of Section 2.2(a), or in accordance with clause (iii) of Section 2.2(a) and only such business shall be conducted at a meeting of stockholders of the Company as shall have been brought before the meeting in accordance with clauses (i) – (iii) of Section 2.2(a). Except as otherwise required by law, the Chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, or the Proponent does not act in accordance with the representations in Sections 2.2(b)(iv)(D) and 2.2(b)(iv)(E), to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received.

(f)                                   Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting by or at the direction of the Board or the Chairperson of the Board pursuant to Section 2.3 has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time of giving notice provided for in this paragraph, who shall be entitled to vote at the meeting and who delivers written notice to the Secretary of the Company setting forth the information required by Sections 2.2(b)(i) and 2.2(b)(iv). The stockholder shall also update and supplement such information as required under Section 2.2(c). In the event the Company calls a special meeting of stockholders in accordance with Section 2.3 for the purpose of electing one (1) or more directors to the Board, any such stockholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company’s notice of meeting, if written notice setting forth the information required by Sections

2.2(b)(i) and 2.2(b)(iv) of these Bylaws shall be received by the Secretary at the principal executive offices of the Company not earlier than the close of business on the 60th day prior to such special meeting and not later than the close of business on the later of the 10th day prior to such meeting or the tenth day following the day on which the Company first makes a public announcement of the date of the special meeting at which directors are to be elected. The stockholder shall also update and supplement such information as required under Section 2.2(c). In no event shall an adjournment or a postponement of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(g)                                  Notwithstanding the foregoing provisions of this Section 2.2, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder must also comply with all applicable requirements of the Exchange Act. Nothing in these Bylaws shall be deemed to affect any rights of holders of any series of preferred stock to elect directors pursuant to any applicable provision of the Certificate of Incorporation or any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 2.2(a)(iii) of these Bylaws.

(h)                                 For purposes of Sections 2.2:

(i)                                     “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

(i)                                     “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial: (A) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Company; (B) that otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Company; (C) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes; or (D) that provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, with respect to any securities of the Company, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the Company held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member.

(ii)                                  “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or by such other means reasonably designed to inform the public or security holders in general of such information including, without limitation, posting on the Company’s investor relations website.

(iii)                               Notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 2.2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

2.3                               Special Meeting. A special meeting of the stockholders of the Company may be called, for any purpose as is a proper matter for stockholder action under Delaware law, by (a) the Board pursuant to a resolution adopted by a majority of the total number of authorized directors, (b) the Chairperson of the Board, (c) the Chief Executive Officer of the Company or (d) President of the Company. Such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.4                               Notice of Stockholders’ Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the Certificate of Incorporation or these Bylaws, the written notice of any meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

2.5                               Quorum.

(a)                                 Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Where a separate vote by a class or series or classes or series is required, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of such class or series or classes or series shall be necessary and sufficient to constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws.

(b)                                 If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in Section 2.6, until a quorum is present or represented.

2.6                               Adjourned Meeting; Notice. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

2.7                               Conduct of Business. Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in the absence of the foregoing persons by the Chief Executive Officer, or in the absence of the foregoing persons by the President, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to determine the order of business, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting.

2.8                               Voting.

(a)                                 Except as may be otherwise provided in the Certificate of Incorporation, or the DGCL, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

(b)                                 Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director.  Except as otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Company, or applicable law or pursuant to any regulation applicable to the Company or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.

2.9                               Stockholder Action.  Any action required or permitted to be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting, without prior notice and without a vote only to the extent permitted by and in the manner provided in the Certificate of Incorporation and in accordance with applicable law.

(a)                                 In order that the Company may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.10 at the adjourned meeting.

(b)                                 Unless otherwise restricted by the Certificate of Incorporation, in order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with applicable law. If no record date has been fixed by the Board and prior action by the Board is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c)                                  In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.10                        Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states on its face that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power and shall be governed by the provisions of Section 212 of the DGCL.  A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Company a revocation of the proxy or a new proxy bearing a later date.

2.11                        List of Stockholders Entitled to Vote. The Company shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Company’s principal place of business. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.  Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.11 or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III — DIRECTORS

3.1                               Powers. The business and affairs of the Company shall be managed by or under the direction of the Board, except as may be otherwise provided in the DGCL or the Certificate of Incorporation.

3.2                               Number of Directors. Subject to the Certificate of Incorporation, the total number of directors constituting the Board shall be determined from time to time by resolution of the Board.  No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3                               Election and Qualification of Directors. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws.  The Certificate of Incorporation or these Bylaws may prescribe other qualifications for directors.  Each director shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal.  If, for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

3.4                               Resignation and Vacancies.

(a)                                 Any director may resign at any time upon notice given in writing or by electronic transmission to the Company. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.  A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable.

(b)                                 Unless otherwise provided in the Certificate of Incorporation or these Bylaws, and subject to the rights granted to the holders of any one (1) or more series of Preferred Stock then outstanding, any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (other than directors elected by the holders of any series of Preferred Stock, by voting separately as a series or together with one (1) or more series, as the case may be) (and not by the stockholders).  Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board shall be deemed to exist in the case of the death, removal or resignation of any director.

3.5                               Meetings by Telephone. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6                               Conduct of Business. Meetings of the Board shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the vice Chairperson of the Board, if any, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

3.7                               Regular Meetings. Regular meetings of the Board may be held within or outside the State of Delaware and at such time and at such place as which has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board.

3.8                               Special Meetings; Notice.

(a)                                 Special meetings of the Board for any purpose or purposes may be held at any time or place within or without the State of Delaware whenever called at any time by the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary or any two (2) directors.

Notice of the time and place of special meetings shall be:

(b)                                 delivered personally by hand, by courier or by telephone;

(c)                                  sent by United States first-class mail, postage prepaid;

(d)                                 sent by facsimile or electronic mail; or

(e)                                  sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Company’s records.

(f)                                   If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Company’s principal executive office) nor the purpose of the meeting.

3.9                               Quorum; Voting.

(a)                                 Unless the Certificate of Incorporation requires a greater number, and except with respect to questions related to indemnification arising under Article VI for which a quorum shall be a majority of the disinterested directors, at all meetings of the Board, a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board, then the majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

(b)                                 The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws.

(c)                                  If the Certificate of Incorporation provides that one (1) or more directors shall have more or less than one (1) vote per director on any matter, every reference in these Bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

3.10                        Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After the action is taken, the writing or writings or electronic transmission or transmissions shall be filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.11                        Rules and Regulations. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Company as it may deem proper, and as are not inconsistent with the DGCL, the Certificate of Incorporation or these Bylaws.

3.12                        Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors.

3.13                        Duties of Chairperson of the Board of Directors. The Chairperson of the Board, if appointed and when present, shall preside at all meetings of the stockholders and the Board. The Chairperson of the Board shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board shall designate from time to time.

ARTICLE IV — COMMITTEES

4.1                               Committees of Directors. The Board may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Company. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, (ii) adopt, amend or repeal any Bylaw of the Company.

4.2                               Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3                               Meetings and Actions of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(a)                                 Section 3.5 (Meetings by Telephone);

(b)                                 Section 3.6 (Conduct of Business);

(c)                                  Section 3.7 (Regular Meetings);

(d)                                 Section 3.8 (Special Meetings; Notice);

(e)                                  Section 3.9 (Quorum; Voting);

(f)                                   Section 3.10 (Board Action by Written Consent Without a Meeting); and

(g)                                  Section 8.5 (Waiver of Notice),

with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i)                                     the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii)                                  special meetings of committees may also be called by resolution of the Board;

(iii)                               notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee; and

(iv)                              the Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

Any provision in the Certificate of Incorporation providing that one (1) or more directors shall have more or less than one (1) vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the Certificate of Incorporation or these Bylaws.

4.4                               Subcommittees. Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolutions of the Board designating the committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE V — OFFICERS

5.1                               Officers. The officers of the Company shall be a Chief Executive Officer, a President and a Secretary. The Company may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Financial Officer, a Treasurer, one (1) or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person.  Each officer of the Company shall hold office for such term as may be prescribed by the Board and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No officer need be a stockholder or director of the Company.

5.2                               Appointment of Officers. The Board shall appoint the officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws.

5.3                               Subordinate Officers. The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Company may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.4                               Removal and Resignation of Officers.  Any officer may be removed, either with or without cause, by an affirmative vote of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving notice in writing or by electronic transmission to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. If a resignation is made effective at a later date and the Company accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor shall not take office until the effective date. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

5.5                               Vacancies in Offices. Any vacancy occurring in any office of the Company shall be filled by the Board or as provided in Section 5.3.

5.6                               Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board to the Chairperson, if any, the Chief Executive Officer (the “CEO”) (if such an officer is appointed) shall, subject to the control of the Board, have general supervision, direction, and control of the business and the officers of the Company. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairperson, at all meetings of the Board at which he or she is present and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

5.7                               President. The Board of Directors may, but is not obligated to, appoint a President. Subject to such supervisory powers, if any, as may be given by the Board to the Chairperson (if any) or the CEO, the President, if appointed, shall have general supervision, direction, and control of the business and other officers of the Company. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.8                               Secretary.

The Secretary shall keep or cause to be kept, at the principal executive office of the Company or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Company or at the office of the Company’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board required to be given by law or by these Bylaws. He or she shall keep the seal of the Company, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

5.9                               Chief Financial Officer.

The Chief Financial Officer (the “CFO”) shall be the treasurer and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The CFO shall deposit all moneys and other valuables in the name and to the credit of the Company with such depositories as may be designated by the Board. He or she shall disburse the funds of the Company as may be ordered by the Board, shall render to the President, if any is appointed, the CEO, or the directors, upon request, an account of all his or her transactions as CFO and of the financial condition of the Company, and shall have other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

5.10                        Representation of Shares of Other Entities. Unless otherwise directed by the Board, the President or any other person authorized by the Board or the President is authorized to vote, represent and exercise on behalf of the Company all rights incident to any and all shares, securities or interests of any other corporation or entity standing in the name of the Company. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.11                        Authority and Duties of Officers. All officers of the Company shall respectively have such powers and authority and shall perform such duties in the management of the business of the Company as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

5.12                        Compensation. The compensation of the officers of the Company for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Company shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Company.

ARTICLE VI — INDEMNIFICATION

6.1                               Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Article VI, the Company shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, against all liability and all loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. . A vice president or senior vice president need not be an officer of the Company and shall not be deemed an officer of the Company unless elected by the Board.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

6.2                               Indemnification of Directors and Officers in Actions by or in the Right of the Company. Subject to the other provisions of this Article VI, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, partner, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise against all liability and all loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

6.3                               Successful Defense. To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 6.1 or Section 6.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against all liability and all loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

6.4                               Indemnification of Others. Subject to the other provisions of this Article VI, the Company shall have power to indemnify its employees and agents to the extent not prohibited by the DGCL or other applicable law. The Board shall have the power to delegate to such person or persons the determination of whether employees or agents shall be indemnified.

6.5                               Advanced Payment of Expenses.

(a)                                 Expenses (including attorneys’ fees) incurred by an officer or director of the Company in defending any Proceeding shall, to the fullest extent permitted by law, be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VI or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Company or by persons serving at the request of the Company as directors, officers, employees, agents or trustees of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Company deems appropriate. The right to advancement of expenses shall not apply to any Proceeding for which indemnity is excluded pursuant to these Bylaws, but shall apply to any Proceeding referenced in Section 6.6(b) or 6.6(c) prior to a determination that the person is not entitled to be indemnified by the Company.

6.6                               Limitation on Indemnification. Subject to the requirements in Section 6.3 and the DGCL, the Company shall not be obligated to indemnify any person pursuant to this Article VI in connection with any Proceeding (or any part of any Proceeding):

(a)                                 for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)                                 for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c)                                  for any reimbursement of the Company by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(d)                                 initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Company or its directors, officers, employees, agents or other indemnitees, unless (i) the Board authorized the Proceeding (or the relevant part of the Proceeding), (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iii) otherwise required to be made under Section 6.7 or (iv) otherwise required by applicable law; or

(e)                                  if prohibited by applicable law.

6.7                               Determination; Claim. If a claim for indemnification (following the final disposition of such Proceeding) or advancement of expenses under this Article VI is not paid by the Company or on its behalf within ninety (90) days after receipt by the Company of a written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. To the extent not prohibited by law, the Company shall indemnify such person against all expenses actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Company under this Article VI, to the extent such person is successful in such action, and, if requested by such person, shall advance such expenses to such person, subject to the provisions of Section 6.5. In any such suit, the Company shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

6.8                               Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any statute, provision of these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

6.9                               Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL.

6.10                        Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

6.11                        Survival. The rights to indemnification and advancement of expenses conferred by this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.12                        Effect of Repeal or Modification. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or these Bylaw shall not be eliminated or impaired by an amendment to the Certificate of Incorporation or these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

6.13                        Certain Definitions. For purposes of this Article VI, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article VI.

ARTICLE VII — STOCK

7.1                               Stock Certificates; Partly Paid Shares.

(a)                                 The shares of the Company shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Company by any two authorized officers of the Company which shall include, without limitation, the Chairperson of the Board, the Vice-Chairperson of the Board, the President, the Treasurer, and the Secretary of the Company, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Company shall not have power to issue a certificate in bearer form.

(b)                                 The Company may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Company in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Company shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.2                               Special Designation on Certificates. If the Company is authorized to issue more than one (1) class of stock or more than one (1) series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock, a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Company shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 7.2 or the DGCL or with respect to this Section 7.2 a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

7.3                               Lost Certificates. Except as provided in this Section 7.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.4                               Dividends.

(a)                                 The Board, subject to any restrictions contained in the Certificate of Incorporation or DGCL, may declare and pay dividends upon the shares of the Company’s capital stock. Dividends may be paid in cash, in property, or in shares of the Company’s capital stock, subject to the provisions of the Certificate of Incorporation.

(b)                                 The Board may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

7.5                               Stock Transfer Agreements. The Company shall have power to enter into and perform any agreement with any number of stockholders of any one (1) or more classes of stock of the Company to restrict the transfer of shares of stock of the Company of any one (1) or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.6                               Registered Stockholders. The Company:

(a)                                 shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(b)                                 shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.7                               Transfers.

(a)                                 Shares of the Company shall be transferable in the manner prescribed by the Certificate of Incorporation, applicable law and in these Bylaws.  Shares of stock of the Company shall be transferred on the books of the Company only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Company of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Company may reasonably require, and accompanied by all necessary stock transfer stamps.  No transfer of stock shall be valid as against the Company for any purpose until it shall have been entered in the stock records of the Company by an entry showing the names of the persons from and to whom it was transferred.

(b)                                 The Company shall have power to enter into and perform any agreement with any number of stockholders of any one (1) or more classes or series of stock of the Company to restrict the transfer of shares of stock of the Company of any one (1) or more classes owned by such stockholders in any manner not prohibited by the DGCL.

ARTICLE VIII — MANNER OF GIVING NOTICE AND WAIVER

8.1                               Notice of Stockholder Meetings.  Except as otherwise required by applicable law or as provided in these Bylaws or the Certificate of Incorporation, notice of any meeting of stockholders shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the Company’s records or (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address as it appears on the Company’s records. An affidavit of the Secretary of the Company or of the transfer agent or other agent of the Company that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

8.2                               Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Company under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission in compliance with applicable law. Notwithstanding the foregoing, a notice may not be given by electronic transmission from and after the time that:

(a)                                 the Company is unable to deliver by electronic transmission two consecutive notices given by the Company; and

(b)                                 such inability becomes known to the Secretary of the Company or to the transfer agent, or other person responsible for the giving of notice;

provided, however, that the inadvertent failure to treat such inability shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)                                     if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)                                  if by electronic mail, when directed to an electronic mail address unless the stockholder has notified the Company in writing or by electronic transmission of an objection to receive notice by electronic mail;

(iii)                               if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)                              if by any other form of electronic transmission, when directed to the stockholder.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one (1) or more electronic networks or databases (including one (1) or more distributed electronic networks or databases), that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

8.3                               Notice to Stockholders Sharing an Address. Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Company under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Company. Any stockholder who fails to object in writing to the Company, within sixty (60) days of having been given written notice by the Company of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

8.4                               Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Company is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

8.5                               Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE IX — GENERAL MATTERS

9.1                               Execution of Corporate Instruments. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.2                               Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board and may be changed by the Board.

9.3                               Seal. The Company may adopt a corporate seal, which shall be in such form as may be approved from time to time by the Board. The Company may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

9.4                               Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE X — AMENDMENTS

Subject to the limitations set forth in Section 6.12 of these Bylaws or the provisions of the Certificate of Incorporation, the Board is expressly empowered to adopt, amend or repeal the Bylaws of the Company. Any adoption, amendment or repeal of the Bylaws of the Company by the Board shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.